EXHIBITS 5(B) & 8(A)
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                                        October 27, 2000


TXU Australia Holdings (Partnership) Limited Partnership
452 Flinders Street
Melbourne, Victoria, Australia 3000


Ladies and Gentlemen:


     Reference is made to the Registration Statement (Registration Statement) on Form S-1 filed by TXU Australia Holdings (Partnership) Limited Partnership (Partnership), on May 5, 2000, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of unsecured junior maturing principal securities ( Securities) of the Partnership in an aggregate offering amount of US$300,000,000. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.


     Based upon the foregoing, we are of the opinion that:

     1. The Partnership is a limited partnership validly organized and existing under the laws of the State of Victoria, Australia.

     2. The Securities will be valid, legal and binding obligations of the Partnership when:

          (a) the Indenture and officer's certificate shall have been executed and/or certified, as appropriate, and delivered; and

          (b) the Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Securities of a particular series.

     3. The statements contained in the Registration Statement under the caption "Material US Income Tax Considerations" are the opinion of Thelen Reid & Priest LLP and are based on the facts and law at the date hereof.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of Australia. As to all matters of Australian law, we have with your consent relied upon an opinion of even date herewith addressed to you by Baker & McKenzie of Melbourne, Australia.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.

                                        Very truly yours,


                                        /S/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP


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